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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Selected Historical and Unaudited Pro Forma Consolidated Financial Information" and "Experts" in the Registration Statement (Form S-4) and related Prospectus of Art Technology Group, Inc. and to the incorporation by reference therein of our report dated January 26, 2004, with respect to the consolidated financial statements of Art Technology Group, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP

Boston, Massachusetts
August 31, 2004